Exhibit 99.1

M*Modal to Be Acquired for Approximately $1.1 Billion by One Equity Partners

M*Modal Shareholders to Receive $14.00 per Share in Cash

Franklin, Tenn. and New York – July 2, 2012 – M*Modal (MModal Inc. – NASDAQ/GS: MODL), a leading provider of clinical documentation services and Speech Understanding™ solutions, and One Equity Partners today announced that they have entered into a definitive agreement pursuant to which One Equity Partners, the private investment arm of JP Morgan Chase & Co., will acquire all of the outstanding shares of M*Modal for $14.00 per share in an all-cash transaction. The transaction is valued at approximately $1.1 billion.

Under the terms of the agreement, which was unanimously approved by M*Modal’s Board of Directors, M*Modal shareholders will receive $14.00 in cash for each outstanding share of M*Modal common stock they own representing an 8.3% premium over the closing price on July 2, 2012, the last full trading day before today’s announcement, a 19.3% premium over the 180-day volume weighted average closing price of M*Modal common stock ending on such date and a 33.8% premium over the 52-week volume weighted average closing price of M*Modal common stock ending on such date. The deal is expected to close during the third quarter of 2012.

“M*Modal continues to reach major milestones in technological innovation, product leadership and customer successes,” noted Vern Davenport, Chairman and CEO of M*Modal. “One Equity Partners matches our passion and drive, and we believe will be the right financial partner to accelerate our strategic goals and further enhance our leadership position as the entire industry focuses on improving the cost and quality of care. Our focus is and will continue to be on serving customers through our clinical documentation services and Speech Understanding™ solutions that unlock value from the ‘unstructured’ clinical narrative.”

Under the terms of the agreement, it is anticipated that affiliates of One Equity Partners will commence a tender offer for all of the outstanding shares of M*Modal not later than July 17, 2012. M*Modal’s Board of Directors has unanimously recommended that M*Modal’s shareholders tender their shares into the offer.

If the tender offer is completed, untendered shares of M*Modal will be converted in the merger into the right to receive the same $14.00 per share price paid in the tender offer. One Equity Partners has secured committed financing, consisting of a combination of equity and debt financing, to purchase all of the outstanding shares and refinance existing indebtedness, subject to certain customary closing conditions.

Under the terms of the agreement, the deal is conditioned upon satisfaction of the minimum tender condition of a majority of the shares of the Company’s common stock on a fully diluted basis or shareholder approval, the receipt of U.S. antitrust approval under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 and other customary closing conditions.

Investment funds affiliated with S.A.C. Private Capital Group LLC (S.A.C. PCG), collectively M*Modal’s largest shareholder owning approximately 31% of M*Modal’s outstanding shares in the aggregate, have agreed to tender their shares into the offer and to support the transaction. S.A.C. PCG is a private equity firm managed by the founders of Siris Capital Group, LLC.

“M*Modal presents a unique opportunity to acquire a market leader in clinical documentation at a time when the company has successfully released its new generation of speech understanding solutions for healthcare,” said Dick Cashin, Managing Partner of One Equity Partners. “We will support M*Modal’s outstanding management team to invest in and build on M*Modal’s reputation for technical innovation and quality products and services as the company ramps up its delivery of powerful new solutions to enhance the processing and understanding of healthcare information.”

Macquarie Capital is acting as lead financial advisor to M*Modal and provided a fairness opinion to M*Modal’s Board of Directors. RBC Capital Markets is also acting as a financial advisor, and Simpson Thacher & Bartlett LLP is acting as legal counsel, to M*Modal. Bank of America Merrill Lynch and RBC Capital Markets are providing committed financing to One Equity Partners, subject to certain customary conditions. Dechert LLP is acting as legal counsel to One Equity Partners.

Analyst/Investor Conference Call

M*Modal will host a conference call on July 3, 2012, at 7:30 a.m. CT (8:30 a.m. ET) to discuss the transaction. The number to call for the interactive teleconference is (212) 231-2926. A replay of the conference call will be available through July 10, 2012, by dialing (402) 977-9140 and entering the confirmation number 21598786.

A live broadcast of M*Modal’s conference call will be available online at M*Modal’s website, www.mmodal.com, under the Investors section and Events & Presentations on July 3, 2012, beginning at 7:30 a.m. CT (8:30 a.m. ET). The online replay will follow shortly after the call and continue for one year.

Important Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of M*Modal or any other securities. On the commencement date of the tender offer, affiliates of One Equity Partners (OEP) will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the Securities and Exchange Commission (SEC). At or around the same time, the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The offer to purchase shares of M*Modal common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. Investors and security holders are urged to read both the tender offer statement (including an offer to purchase, a related letter of transmittal and the other offer documents) and the solicitation/recommendation statement regarding the tender offer, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before making any decision with respect to the tender offer. The tender offer statement will be filed with the SEC by affiliates of One Equity Partners, and the solicitation/recommendation statement will be filed with the SEC by M*Modal. Investors and security holders may obtain a free copy of these statements (when available), the merger agreement and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer. In addition, the tender offer statement and related documentation will be made available by an affiliate of One Equity Partners (when available) and the solicitation/recommendation statement and related documents (when available) may be obtained by directing such requests to M*Modal at Investor Relations, 9009 Carothers Parkway, Suite C-2, Franklin, Tennessee, or ir@mmodal.com.

About M*Modal

M*Modal (NASDAQ/GS: MODL) is a leading provider of clinical transcription services, clinical documentation workflow solutions, advanced cloud-based Speech UnderstandingTM technology, and advanced unstructured data analytics. Recognized as the largest clinical transcription service in the U.S. with a global network of medical editors, M*Modal also offers voice to text solutions to capture the complete patient story, codifies the doctor’s narrative to automatically populate EHRs and other key healthcare information systems, delivers computer-assisted coding to support ICD-9 and the transition to ICD-10, and provides highly advanced analytical tools for exploring the richness within the “unstructured” narrative for improvements in quality of care, greater physician satisfaction and lower operational costs.

About One Equity Partners

Founded in 2001, One Equity Partners currently manages an $11 billion portfolio of proprietary investments and commitments of JP Morgan Chase & Co. By working in partnership with owners and managers, OEP invests in transactions that promote strategic and operating change, creating long-term value. OEP invests globally and has offices in New York, Chicago, Frankfurt, Vienna, Hong Kong and São Paulo. Visit www.oneequitypartners.com for more information.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as statements regarding expectations about the tender offer or future business plans, prospective performance and opportunities, regulatory approvals, the expected timing of the completion of the transaction and the ability to complete the transaction considering the various closing conditions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release, and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the possibility that the transaction does not close, the risk that business disruption relating to the transaction may be greater than anticipated, the failure to obtain any required financing on favorable terms and other specific risk factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the SEC). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Contacts

Media Contact:

Randy A. Drawas

M*Modal

(267) 535-6732

Randy.Drawas@MModal.com

Investor Contact:

Tripp Sullivan

Corporate Communications, Inc.

(615) 324-7335

tripp.sullivan@cci-ir.com